Exhibit d.3

[Form of Senior Unsecured Note]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

FULL CIRCLE CAPITAL CORPORATION

8% Senior Subordinated Note

No. ___	$____________

Dated:  _______________, 20__

Capitalized terms used herein have the meanings assigned to them in the Note Agreement referred to below unless otherwise indicated.

1.       PRINCIPAL AND INTEREST

FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation (the “Company”), promises to pay to ________________ or registered assigns, the principal sum of _________________DOLLARS on _____________, 2014.

Interest Payment Dates:  ____________ , ____________, ____________, and ____________

Record Dates:  ____________, ____________, ____________, and ____________

The Company promises to pay interest on the principal amount of this Note at 8% per annum from ________________, 20__ until maturity payable quarterly in arrears on ___________, ___________, ___________ and ____________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is issued between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _____________, 20__.  The Company will pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest  (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  During the continuance of an Event of Default (as such term is defined below), additional interest of 2.00% per annum payable in kind will accrue on the Notes.  The Company may withhold from any amounts payable under this Note such U.S. Federal, state, local and foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

2.       METHOD OF PAYMENT.

The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the __________, __________, ___________ and __________ next preceding the Interest Payment Date.  Interest not punctually paid will be paid to the persons who are registered Holders as of the close of business on a record date so designated by the Company.  The Holder must surrender this Note to the Company to collect payment of principal.  The Company may pay principal and interest by a check and mailed to the Holder’s registered address; provided that payment by wire transfer of immediately available funds may be paid by the Company with respect to principal of and interest and premium, if any, on all Notes the Holders of which will have provided wire transfer instructions to the Company.

3.       NOTE AGREEMENT.

This Note is one of a duly authorized issue of Notes of the Company designated as its 8% Senior Subordinated Notes (the “Notes”), issued under a Note Agreement dated as of ___________, 2010 (the “Note Agreement”), among the Company and the several investors party thereto.  This Note is subject to all such terms, and the Holder of this Note is referred to the Note Agreement.  Capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Agreement.  The Notes are senior unsecured obligations of the Company limited to $[ ] aggregate principal amount.

4.       SUBORDINATION PROVISIONS.

           (a)           Definitions.  The following terms when used in this Note shall have the meaning as assigned to them below:

                      “Lender” means, initially, FCC, LLC, d/b/a First Capital, and, following repayment in full in cash of all Senior Debt owing to FCC, LLC, d/b/a First Capital, the lender from time to time party to the Loan Agreement (or, if there is more than one lender party to the Loan Agreement, the administrative agent for such lenders).

                      “Loan Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of July [__], 2010, by and between Company and FCC, LLC, d/b/a First Capital, and any agreement, instrument or document providing for the refinancing or refunding thereof, in each case as amended, restated, modified or supplemented through the date hereof and hereafter and in effect from time to time.

                      “Permitted Payment” means a regularly scheduled payment of interest with respect to this Note at the stated, non-default interest rate provided for herein (but not any prepayment and not any payment with respect to principal), but only to the extent that, both before and after giving effect to such payment, no default or event of default exists under the Loan Agreement.

                      “Senior Debt” means as all loans, advances, debts, liabilities, debit balances, covenants and duties at any time or times owed by Company to Lender, whether direct or indirect, absolute or contingent, secured or unsecured, primary or secondary, joint or several, liquidated or unliquidated, due or to become due, now existing or hereafter arising, including (i) all debts, liabilities and obligations now or hereafter owing by Company to Lender under the Loan Agreement, (ii) all debts, liabilities or obligations owing by Company to others which Lender may have obtained by assignment, pledge, purchase or otherwise, (iii) all loans made or credit extended by Lender to Company during the pendency of any bankruptcy or other insolvency proceeding of Company, (iv) all interest, fees, charges, expenses, indemnity obligations and attorneys’ fees for which Company is now or hereafter becomes liable to pay to Lender under any agreement or by law (including, all interest, legal fees and other charges that accrue or are incurred in connection with any of the Senior Debt during the pendency of any bankruptcy case or other insolvency proceeding of Company, whether or not Lender is authorized by 11 U.S.C. § 506 or otherwise to claim or collect any such interest, legal fees or other charges from Company), and (v) any renewals, extensions or refinancings of any of the foregoing.

                      “Subordinated Debt” means all amounts payable pursuant to this Note and/or the Note Agreement.

                      (b)           Subordination to Senior Debt.  Notwithstanding anything in this Note or the Note Agreement to the contrary, the Holder hereby agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the Subordinated Debt is and shall be subordinate in right of order and payment to the repayment in full, in cash, of the Senior Debt.  Each holder of Senior Debt, either now existing or hereafter arising, shall be deemed to have acquired such Senior Debt in reliance upon the provisions contained in this Section 4.

                      (c)           Limitations on Payments and Remedies with respect to the Subordinated Debt.  Holder hereby agrees as follows:

(i)           Except for Permitted Payments, Holder shall not take or receive, directly or indirectly (including via any right of offset or setoff), any payments with respect to any Subordinated Debt;

(ii)           Holder shall not accelerate, demand, sue for, commence any collection, litigation or enforcement action or exercise any remedy with respect to the Subordinated Debt until the prior payment in full, in cash, of the Senior Debt; and

(iii)           in the event that, notwithstanding the foregoing provisions of this Section 4(c), any payment with respect to any Subordinated Debt other than a Permitted Payment, either directly or indirectly, shall be made by or on behalf of the Company, and received by the Holder, then such payment shall be held in trust for the benefit of, and shall be promptly paid over to, Lender.

(d)           Subordination upon Dissolution, Liquidation or Reorganization of Company.  Upon any distribution by the Company of assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up, liquidation or reorganization of the Company, whether in a voluntary or involuntary bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or otherwise or any other marshalling of assets and liabilities of the Company:

(i)           Lender shall first receive payment in full in cash of all Senior Debt (or have such payments duly provided for in a manner satisfactory to Lender) before the Holder is entitled to receive any payment on account of or accrued or incurred in connection with any Subordinated Debt;

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4 shall be paid by the Company, the liquidating trustee or agent or other person making such a payment or distribution, directly to Lender to the extent necessary to make payment in full of all Senior Debt remaining unpaid; and

(iii)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder on account of, or accrued or incurred in connection with, any Subordinated Debt before all Senior Debt is paid in full in cash, then such payment or distribution shall be received and held in trust for the benefit of and shall be promptly paid over to Lender for application to the payment of all Senior Debt until such Senior Debt shall have been paid in full.

(e)           Subordination Rights Not Impaired.

(i)           No right of Lender to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by Lender, or by any noncompliance by the Company with the terms of any Subordinated Debt, regardless of any knowledge thereof which Lender may have or be otherwise charged with.  Lender may extend, renew, modify or amend the Loan Agreement, the related loan documents and the terms of any Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting rights of Lender hereunder.

(ii)           All rights and interests hereunder of Lender, and all agreements and obligations of the Holder under this Section 4, shall remain in full force and effect irrespective of (1) any lack of validity or enforceability of the Loan Agreement or any other loan document executed in connection therewith, or of any provision of such agreements, or (2) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Senior Debt.

(f)           Authorization to Effect Subordination.   The Holder, by its acceptance hereof, (i) irrevocably authorizes and empowers (but without imposing any obligation on) Lender (through its authorized representatives), to demand, sue for, collect and receive Holder’s ratable share of payments or distributions with respect to Subordinated Debt and take all such other action, in the name of Holder or otherwise, as such authorized representatives may determine to be necessary or appropriate for the enforcement of the provisions of this Section 4, including without limitation, that (1) such representatives shall have the right to vote Holder’s interest in any proceeding under applicable insolvency laws as such vote relates to any Subordinated Debt and (2) in any such proceeding such representatives may, as attorney-in-fact for Holder, file any claim, proof of claim or such other instrument of similar character; and (ii) agrees to execute and deliver to such representatives, all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proofs of claim, assignments of claim and other instruments as may reasonably be requested by Lender.

(g)           Amendments and Modifications to Note.  Under no circumstance shall the Holder or Company amend or modify, or permit the amendment or modification of, any provision of this Note, including without limitation any amendment to shorten the maturity date, change the amortization schedule or increase the interest rate, in any way adverse to the interests of Lender.

(h)           Security for Subordinated Debt.  Except with the prior written consent of Lender, in no event shall the Holder take, accept or receive any lien or security interest on any asset of the Company or its subsidiaries or any other collateral or security for the Subordinated Debt.

(i)           Further Subordination.  Neither the Holder nor any obligor with respect to the Subordinated Debt shall agree to any further subordination of the Subordinated Debt.

5.       OPTIONAL REDEMPTION.

Subject to the subordination provisions set forth herein, the Company may, at its option, at any time and from time to time redeem all or any part of the Notes (in a minimum principal amount of $100,000 and otherwise in multiples of $10,000 in excess thereof) on any date prior to maturity upon delivery of the notice as set forth in Section 3.03 of the Note Agreement at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

6.       NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least five days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed.

7.       TRANSFER, EXCHANGE.

A Holder may register the transfer of or exchange Notes in accordance with the Note Agreement.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Note Agreement.

8.       PERSONS DEEMED OWNERS.

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

9.       UNCLAIMED MONEY.

If money for the payment of principal or interest remains unclaimed for two years, the Holders entitled to money must look to the Company for payment as general creditors unless an abandoned property law designates another person.

10.           AMENDMENT, SUPPLEMENT, WAIVER.

Subject to certain exceptions set forth in the Note Agreement, the Note Agreement or the Notes may be amended or supplemented with the consent of the Majority Holders and any past default or compliance with any provision may be waived in a particular instance with the consent of the Majority Holders.

11.           DEFAULTS AND REMEDIES.

An “Event of Default” shall mean one of the following events (provided that any such event that is cured by or on behalf of the Company shall cease to constitute an Event of Default under this Agreement): (i) default in the payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of principal of, or premium, if any, on the Notes, as and when the same become due, either at stated maturity, upon redemption, or otherwise; (iii) default or breach in the performance or breach of any covenant in the Notes or the Note Agreement, and continuation of such default or breach for a period of 60 days after Holders of at least 25% in principal amount of the Notes have given written notice to the Company specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; (iv) a default on any Indebtedness (including judgment debt), either pursuant to a loan agreement with FCC, LLC d/b/a First Capital as the lender, or which default results in the acceleration of Indebtedness in an amount in excess of $35.0 million; without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of 30 days or more after the Holders of at least 25% in aggregate principal amount of the outstanding Notes have given written notice to the Company specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; (v) the entry of an order for relief against the Company or any of its Subsidiaries under Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company or such Subsidiary a bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries, or of any substantial part of their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (vi) the consent by the Company or any of its Subsidiaries to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or any of its Subsidiaries of a petition or answer or consent seeking reorganization or relief under Bankruptcy Law or any other applicable federal or state law, or the consent by them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Subsidiary or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Company or such Subsidiary in furtherance of any such action; or (vii) Full Circle Advisors no longer is the investment manager of the Company.

Subject to the subordination provisions set forth herein, if an Event of Default, other than an Event of Default pursuant to clause (v) or (vi) has occurred and has not been cured or waived, then the Holders of not less than 50% in principal amount of the Notes may declare the entire principal amount of, and any accrued and unpaid interest on, the Notes to be immediately due and payable.  Any such acceleration may be cancelled by Majority Holders if all Events of Default have been cured or waived.  If an Event of Default of the type described in clause (v) or (vi) has occurred, the entire principal amount of, and any accrued and unpaid interest on, the Notes shall become immediately due and payable without any declaration or any act of any Holder.

12.           NO RECOURSE AGAINST OTHERS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Note Agreement or for any claim based on, in respect or by reason of, such obligations or their creation.  The Holder of this Note, by accepting this Note, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

13.           NOTE AGREEMENT TO CONTROL.

In the case of any conflict between the provisions of this Note and the Note Agreement, the provisions of the Note Agreement shall control.

14.           GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE NOTE AGREEMENT AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Note Agreement.  Requests may be made to:

Full Circle Capital Corporation
800 Westchester Ave., Suite S-620
Rye Brook, New York 10573
Attention:  [      ]

FULL CIRCLE CAPITAL CORPORATION By: _____________________________ Name: _______________________ Title: ________________________

TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the 8% Senior Subordinated Notes of Full Circle Capital Corporation, a Maryland corporation, held by ______________________________ (the “Transferor”).

(I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Signature Guarantee**:

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)	[ ] to the Company; or

(2)	[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

(4)
[ ] to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company)); or

(5)	[ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(6)	[ ] pursuant to an effective registration statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box  (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

(7)	[ ] The transferee is an Affiliate of the Company.

______________________________
Signature

______________________________
Date

______________________________
Signature Guarantee**

** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_________________________	______________________________________ [Signature of executive officer of purchaser]

Name: _______________________________________

Title: ________________________________________